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                                                                    Exhibit 4.15


                      DILL DILL CARR STONBRAKER & HUTCHINGS
                           A PROFESSIONAL CORPORATION

                                ATTORNEYS AT LAW

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  Daniel W. Carr                      Leslie Block Kaye*
  John J. Coates                      Fay M. Matsukage**
  H. Alan Dill                        Casey Paison
  Robert A. Dill                      Jon Stonbraker
  Thomas M. Dunn                      Craig A. Stoner
  John A. Hutchings                   Patrick D. Tooley

                                              -------
                                      Lori Ann Y. Fujioka
                                           of Counsel
  October 13, 1997                    * Also licensed in Arizona and New York
                                      **Also licensed in Nevada


  William P. Stueber II
  President
  SecurFone America, Inc.
  14 East Main Street
  Somerville, NJ 08876

  RE:  ADDENDUM TO FEE AGREEMENT

  Dear Bill:

  This letter will serve, with your consent, as an addendum to the fee arrangement contained in our letter dated July 11, 1997. SecurFone America, Inc. (the "Client") agrees to issue to Dill Dill Carr Stonbraker & Hutchings, P.C. (the "Firm") 10,000 shares of common stock of SecurFone America, Inc., and the Firm agrees to accept 10,000 shares of common stock of the Client in exchange for legal services provided by the Firm to the Client.

  All other terms of the fee arrangement contained in the July 11, 1997 agreement shall remain unchanged.

  Very truly yours,

  DILL DILL CARR STONBRAKER & HUTCHINGS,
  a Professional Corporation

  By: /s/ JOHN A. HUTCHINGS
     ---------------------------------
  John A.  Hutchings

  JAH:vkd
  Enclosures

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 455 SHERMAN STREET, SUITE 300 / DENVER, COLORADO 80203 / FAX (303) 777-3823 /
                    (303) 777-3737 E-mail: dillndill@aol.com



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  William P. Stueber II
  October 16, 1997
  Page 2


  APPROVED AND AGREED UPON THE FOREGOING TERMS AND CONDITIONS

  CLIENT:
  SECURFONE AMERICA, INC.



  By:/s/ WILLIAM P. STUEBER, II
     ------------------------------------
       William P. Stueber, II
       President